UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

UGI Utilities, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-1398	23-1174060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2525 N. 12th Street, Suite 360 P. O. Box 12677 Reading, PA	19612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610 796-3400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2013, UGI Utilities, Inc. (the “Company”) entered into a Service Agreement with Columbia Gas Transmission, LLC (“Columbia”) under Columbia’s FERC Rate Schedule FTS (the “Service Agreement”). The Service Agreement becomes effective on August 1, 2013 and continues in full force and effect until October 31, 2023. The Company holds a right of first refusal under FERC regulations for extension of the Service Agreement upon expiration of the current term.

Under the Service Agreement, the Company can ship up to 50,412 Dth per day of natural gas on the Columbia Gas Transmission pipeline for delivery to the Company’s distribution system. The Company will pay at least the minimum tariff rates for FTS service from Columbia. The rates for service are subject to change from time to time in accordance with FERC ratemaking procedures. The Service Agreement is subject to the general terms and conditions of Columbia’s FERC Gas Tariff. This Service Agreement supersedes FTS Service Agreement No. 46284, revision No. 5.

A copy of the Service Agreement is included as Exhibit 10.1 to this Report and is incorporated herein by reference. The summary of the terms of the Service Agreement is qualified in its entirety by reference to the Service Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	FTS Service Agreement No. 46284 dated July 23, 2013 between Columbia Gas Transmission, LLC and UGI Utilities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Utilities, Inc.

July 29, 2013	By:	/s/ Jessica A. Milner
		Name:	Jessica A. Milner
		Title:	Assistant Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	FTS Service Agreement No. 46284 dated July 23, 2013 between Columbia Gas Transmission, LLC and UGI Utilities, Inc.